NELSON ENGINEERING

11600 Monarch Street, Garden Grove, CA 92841 • 714/893-7999 • FAX 714/895-5750

April 8, 2004

Gateway Int'l/Elite Machine
3840 E. Eagle Drive
Anaheim, Ca 92807

SUBJECT: PAYMENT PLAN ON EXISTING LOAN

Gateway Int'l/Elite Machine has made an agreement with Nelson Engineering to pay the balance of $76,835.11 per the following payment schedule:

$7500.00 due by 4/9/04

24 weekly payments of $2,888.96 beginning 4/16/04 and ending on 9/24/04

$3075.00 attorney fees due by 4/9/04

If Gateway Int'l/Elite machine misses any payments without Nelson engineering's approval, Nelson Engineering will proceed with legal action per contract dated 5/15/03.

Date 4-23-04

Donald F. Nelson, President
Nelson Engineering

Date 4-19-04

Larry A. Consolvi, CEO or
Joseph T. Gledhill, COO
Gateway Int'l/Elite Machine